UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2026

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42115	85-1083654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Germay Drive, Unit 4 #1029

Wilmington, DE, 19804

(Address of principal executive offices, including zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SMTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b - 2 of the Securities Exchange Act of 1934 (§240.12b - 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2026, the Compensation Committee of SmartKem, Inc., a Delaware corporation (the “Company”) recommended, and on September 16, 2026, the Board of Directors of the Company approved, a transaction retention bonus plan for the Company’s Chief Executive Officer, Chief Financial Officer, and independent directors.

The transaction retention bonus plan is structured to promote retention and incentivize efforts through the consummation of the Company’s previously announced transaction with Ferrox Critical Mineterals, Ltd. (the “Ferrox Transaction”) and the filing of the Registration Statement on Form S-4, including the proxy statement/prospectus contained therein (the “Form S-4”), in connection therewith.

The aggregate amount of the retention bonuses is up to $750,000. Half of the retention amount (Tranche 1) became payable upon approval of the transaction retention bonus plan by the Board of Directors, and the balance (Tranche 2) will become payable upon the filing of the Form S-4. The retention amounts are subject to a 100% clawback for any recipient who resigns before the earlier of the closing of the Ferrox Transaction or June 30, 2027.

The retention amount for each recipient is as follows:

Recipient	Retention Bonus	Tranche 1	Tranche 2
Ian Jenks, Chief Executive Officer	$200,000	$100,000	$100,000
Barbra Keck, Chief Financial Officer	$150,000	$75,000	$75,000
Steven DenBaars, Independent Director	$100,000	$50,000	$50,000
Melisa Denis, Independent Director	$100,000	$50,000	$50,000
Klaas de Boer, Independent Director	$100,000	$50,000	$50,000
Sri Peruvemba, Independent Director	$100,000	$50,000	$50,000

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: September 21, 2026	By:	/s/ Barbra C. Keck
Barbra C. Keck
Chief Financial Officer